CONSENT OF COUNSEL


                  We consent to the reference to our Firm under the heading "Counsel and Independent Registered Public Accounting Firm" in Post-Effective Amendment No. 33 to the Registration Statement on Form N-1A of Connecticut Daily Tax Free Income Fund, Inc. as filed with the Securities and Exchange Commission on or about May 31, 2006.




PAUL, HASTINGS, JANOFSKY & WALKER LLP
New York, New York
May 31, 2006